UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2005

HILB ROGAL & HOBBS COMPANY

(Exact name of registrant as specified in its charter)

0-15981

(Commission File Number)

Virginia	54-1194795
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4951 Lake Brook Drive, Suite 500 Glen Allen, Virginia	23060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 747-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 31, 2005, Hilb Rogal & Hobbs Company and its subsidiaries and affiliates (collectively, the Company) entered into an agreement (the Agreement) with the Attorney General of the State of Connecticut (the Attorney General) and the Insurance Commissioner of the State of Connecticut (the Commissioner) to resolve all issues related to investigations conducted by the Attorney General and the Commissioner into certain insurance brokerage and insurance agency practices (the Investigations) and to settle an action commenced on August 31, 2005 by the Attorney General in the Connecticut Superior Court alleging violations of the Connecticut Unfair Trade Practices Act and the Connecticut Unfair Insurance Practices Act (the Action).

The material terms of the Agreement are as follows:

Establishment of Fund

1.	The Company will pay $30 million into a fund (the Fund) in two installments to be distributed to certain eligible U.S. policyholder clients (the Affected Policyholders). These payments are in full satisfaction of the Company’s obligations under the Agreement and the Attorney General and the Commissioner have agreed not to impose any other financial obligation or liability on the Company related to the Investigations and/or the Action, except for the fine as provided for in the Stipulation and Consent Order with the Commissioner (see below for additional detail). The Company is not permitted to seek or accept, directly or indirectly, indemnification for payments made by the Company pursuant to the Agreement and the fine described below to the State of Connecticut Insurance Department. No portion of the payments by the Company is considered a fine or penalty. The Company will make payments into the Fund as follows:

•	On or before February 1, 2006, the Company shall pay $20 million into the Fund,

•	On or before August 1, 2007, the Company shall pay $10 million into the Fund.

2.	The Fund, plus interest, will be used to compensate the Affected Policyholders according to procedures set forth in the Agreement.

3.	Affected Policyholders are a) all Company U.S. brokerage business clients on whose insurance placements, renewals, consultations or service the Company was eligible to receive Contingent Compensation (as defined below) between January 1, 2001 and December 31, 2004 (the Broker Clients); b) all Company U.S. agency clients on whose insurance placements, renewals, consultations or service the Company was eligible to receive Contingent Compensation pursuant to a National Override Agreement between January 1, 2001 and December 31, 2004 (the National Override Clients); and c) all Company U.S. agency clients, other than National Override Clients, on whose insurance placements, renewals, consultations or service the Company was eligible to receive Contingent Compensation between January 1, 2001 and December 31, 2004 (the Agent Clients).

For purposes of the Agreement, the following definitions apply:

National Override Agreement means a corporate-wide compensation agreement between the Company and the Hartford Insurance Company, the Travelers Insurance Company, CNA Insurance Company, Allmerica Insurance Company, MetLife Insurance Company and UnumProvident Insurance Company that resulted in the Company receiving Contingent Compensation from such carriers.

Contingent Compensation means any compensation or other valuable consideration of any kind paid by an insurance carrier contingent on the Company’s:

•	placing a particular number of policies or dollar value of premium with the insurer (other than standard commissions),

•	achieving a particular level of growth in the number of policies or dollar value of premium placed with an insurer,

•	meeting a particular rate of retention or renewal of policies in force with an insurer,

•	placing or keeping sufficient insurance business with the insurer to achieve a particular loss ratio or any other measure of profitability,

•	providing preferential treatment in the placement process, including but not limited to the giving of last looks, first looks, rights of first refusal, or limiting the number of quotes sought from insurers for insurance placements, or

•	obtaining anything else of material value from the insurer.

The Fund will be allocated $19.5 million between Broker Clients and National Override Clients (the Broker/Override Fund) and $10.5 million to Agent Clients (the Agency Fund), and an Affected Policyholder arising from an acquisition by the Company after December 31, 2000 shall be included only as of the date of acquisition by the Company.

Policyholder Claims and Distributions from the Fund

4.	By April 30, 2006, the Company will calculate, in accordance with a formula approved by the Attorney General and the Commissioner, the amount that each Broker Client and National Override Client is eligible to receive from the Fund. Within 10 days of completing these calculations, the Company will file a report with the Attorney General and the Commissioner setting forth, among other things, the amount of the distribution that each Broker Client and National Override Client is eligible to receive from the Fund for each policy purchased and the aggregate amount for all such policies pursuant to the Agreement.

By May 22, 2006, the Company will send a notice of election to each Broker Client and National Override Client setting forth, among other things, the amount it will be paid from the Fund if it elects to participate. Each Broker Client and National Override Client will have until November 21, 2006 to inform the Company in writing of elections to receive distributions from the Fund. Broker Clients and National Override Clients electing to receive a cash distribution from the Fund (Participating Policyholders) must tender a general release of any claims against the Company based on or arising out of the subject of the Investigations and the Action.

5.	On or before April 1, 2006, the Company will send a notice of settlement and claim form to each Agent Client informing them that they are eligible to receive a cash distribution from the Fund. To be eligible for a distribution from the Fund, an Agent Client must state in the notice of settlement and claim form that it believed, at the time that the Company placed its insurance, that the Company put the client’s interest first. The claimants’ statements in the notice of settlement and claim form are not subject to review or challenge by the Company in this settlement process.

By August 1, 2006, the Company will calculate, in accordance with a formula approved by the Attorney General and the Commissioner, the amount that each Agent Client returning a notice of settlement and claim form (the Eligible Agent Clients) is eligible to receive from the Fund. Within 10 days of completing these calculations, the Company will file a report with the Attorney General and the Commissioner setting forth, among other things, the amount of the distribution that each Eligible Agent Client is eligible to receive from the Fund for each policy purchased and the aggregate amount for all such policies pursuant to the Agreement.

By August 21, 2006, the Company will send a notice to each Eligible Agent Client setting forth, among other things, the amount it will be paid from the Fund if it elects to participate. Each Eligible Agent Client will have until November 21, 2006 to make a final election to receive distributions from the Fund. Eligible Agent Clients electing to receive a cash distribution from the Fund (Participating Agent Clients) must tender a general release of any claims against the Company based on or arising out of the subject of the Investigations and the Action.

6.	The Attorney General and the Commissioner acknowledge the following:

•	contingency income based on profitability of business (or other factors beyond volume) may not be calculable on a per policy basis and that the above calculations are good faith approximations,

•	that for some eligible policyholders all required data may not be available and that the Company shall use reasonable and good faith efforts to obtain the information and/or provide a good faith estimate for the amount of eligible compensation,

7.	On January 15, 2007 (the First Distribution) and January 15, 2008 (the Second Distribution), the Company will pay to each Participating Policyholder and Participating Agent Client as much of that Participating Policyholder’s and Participating Agent Client’s aggregate share of the Fund as possible with the monies then available from the Fund. The Company reserves the right to make the second required payment into the Fund, in whole or in part, as of January 15, 2007, if the total due to all Participating Policyholders and Participating Agent Clients as of the First Distribution exceeds the funds in the Fund at that time.

8.	In the event that any Affected Policyholder elects not to participate or otherwise does not respond (the Non-Participating Policyholders), that Affected Policyholder’s allocated share may be used by the Company to satisfy any pending or other claims of policyholders relating to the matters covered by the Agreement. The funds attributable to Non-Participating Policyholders also may be used to reimburse the Company for any payments made to policyholders between September 1, 2005 and April 15, 2008 for claims related to the Agreement. In no event shall a distribution be made from the Fund to any Non-Participating Policyholder or as reimbursement to the Company for prior payments to any Non-Participating Policyholder until all Participating Policyholders and Participating Agent Clients have been paid the full aggregate amount due, nor shall total payments to any Non-Participating Policyholder exceed 80% of that Non-Participating Policyholder’s original allocated share. In addition, in no event shall a Participating Agent Client’s relative percentage distribution exceed that of a Participating Policyholder. If any funds remain in the Fund as of April 15, 2008, such funds will be distributed pro rata to the Participating Policyholders and Participating Agent Clients. In no event shall any of the monies in or from the Fund be used to pay attorney fees.

Business Reforms

9.	Within 60 days of executing the Agreement, the Company will undertake the implementation of certain business reforms in connection with its Brokerage Business. For purposes of the Agreement, Brokerage Business means insurance placements, renewal, servicing, consulting and other services related to insurance policies placed by the Company acting as a representative of a client pursuant to a written agreement with the client and not as an agent of an insurer or wholesaler. These business reforms include:

•	to accept only a specific fee to be paid by the client, a specified commission to be paid by the insurer, or a combination of both,

•

to accept no commissions from any insurer for a client’s brokerage business unless a contract with that client so provides or, prior to binding, the Company (i) discloses such commissions, in either dollars or percentage amounts, to the client in plain, unambiguous written language and (ii) the client consents in writing. If the amount of such commissions or other compensation is not known less than 24 hours prior to

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renewal or inception of a client’s policy, the Company will (i) prior to binding, disclose in writing the general methodology by which its commission is calculated, and (ii) as soon after binding as reasonably practical, provide the client with written disclosure of its commission in dollars or percentage amounts and obtain the client’s written consent. The Company will not accept compensation attributable to such placement until disclosure is made and consent is received. If the client does not consent, then the client may timely cancel or terminate the contract. In this instance, the Company may not impose a penalty on the client for such cancellation, although the client may be subject to a penalty imposed by the carrier,

•	to not retain interest earned on premiums collected on behalf of insurers without prior notification to the client,

•	except as provided above, not to accept or request, directly or indirectly, any Additional Compensation, which means any thing of material value from an insurance company including, but not limited to, money, credits, loans, stock, forgiveness of principal or interest, vacations, prizes, gifts or the payment of employee salaries or expenses,

•	to not accept from or request of, directly or indirectly, any insurer any Contingent Compensation,

•	to not accept compensation attributable to the client until the Company discloses to that client in writing all quotes and indications sought and all quotes and indications received, and all other relevant terms, in connection with the coverage of the client’s risk.

10.	Within 60 days of executing the Agreement, the Company will undertake the implementation of certain business reforms in connection with its Agency Business. For purposes of the Agreement, Agency Business means all Company business in which it is not acting either as an insurance broker or as a wholesaler for other licensed producers. These business reforms include:

•	to not accept from or request of, directly or indirectly, any insurer any Contingent Compensation, except where the Company discloses to all of its clients the information contained in the Agency Customer Bill of Rights (the Bill of Rights), which is included as Exhibit B to the Agreement, in the following manner:

i.	mail all clients a copy of the Bill of Rights no later than January 1, 2006,

ii.	for all new agency clients who engage in a face-to-face transaction, a copy of the Bill of Rights must be signed by each client prior to binding,

iii.	for all new agency clients who engage in a telephone transaction, the Company agent must read the substance of the Bill of Rights over the phone to each client, note in the client’s file that the Bill of Rights information was orally disclosed to the client, and subsequently mail a copy of the Bill of Rights to the client;

•	to fully disclose, upon prompt request by any agency client, all commissions in either dollars or percentage amounts, and the brief substance of all Additional Compensation and Contingent Compensation arrangements to the client,

•	to promptly respond to any request, which may occur after binding, so long as the agency client may timely cancel or terminate the contract. In this instance, the Company may not directly impose a penalty for such cancellation, although the client may be subject to a penalty imposed by the carrier,

•	to disclose to each client in writing, upon request, all quotes and indications sought and all quotes and indications received in connection with the coverage of the client’s risk.

11.	Within 60 days of executing the Agreement, the Company will undertake the implementation of certain additional business reforms in connection with its insurance business, including the following:

•	to not accept any compensation, with respect to Agency Business, based in whole or in part on achieving a particular loss ratio, or any other measure of profitability, with an insurer where the Company has any authority to settle any Company client claims made against such insurer,

•	to not accept from or request of, directly or indirectly, any insurer any promise or commitment to use any of the Company’s brokerage, agency, producing or consulting services, including reinsurance brokerage, agency or producing services, contingent upon any of the factors listed in the definition of Contingent Compensation in paragraph 3 above,

•	to not directly or indirectly knowingly place, renew, consult on, or service the Company’s clients’ insurance business through a wholesale broker in connection with the Company’s Brokerage Business unless, prior to initial binding the policy where such information is known, or as soon as practicable after binding when the information is not known prior to binding, the Company discloses:

i.	the compensation received or to be received by the Company,

ii.	the existence of any Company interest in or contractual agreement with the wholesaler, and

iii.	upon request, the reasons for using such wholesaler,

•	to not directly or indirectly knowingly place, renew, consult on, or service the Company’s clients’ insurance business through an affiliated wholesale broker in connection with the Company’s Agency Business unless, prior to initial binding of the policy where such information is known, or as soon as practicable after binding when the information is not known prior to binding, the Company discloses:

i.	the fact that the Company will receive compensation related to the wholesale transaction, and

ii.	upon request, the compensation received or to be received by the Company on the wholesale transaction, any Company interest in or contractual agreement with the wholesaler, and the reasons for using such wholesaler,

•	to not place business in any insurer or reinsurer in which the Company has any direct beneficial ownership interest or indirect beneficial interest through a controlled entity without disclosing to the client the fact of such ownership interest or affiliation prior to the time of binding,

•	as part of the Company’s annual reports filed with the Securities and Exchange Commission for fiscal years 2005 through 2010, the Company will disclose the fact of material ownership in any insurer or reinsurer by any officer or director of the Company. Material ownership means an ownership interest valued at greater than $1 million,

•	to implement company-wide written standards of conduct regarding compensation from insurers consistent with the terms of the Agreement and subject to the initial approval of the Attorney General and the Commissioner and institute periodic appropriate training of all relevant employees, including training in business ethics, professional obligations, conflicts of interest, antitrust and fair trade practices compliance, and recordkeeping,

•	such company-wide written standards will require Company personnel to notify an insurer of an insured’s claim or loss within two business days after notice to the Company of such claim.

Compliance, Reporting and Cooperation

12.	The Company will establish a Business Practices Committee of the Company’s Board of Directors that will review the Company’s compliance with the standards of conduct regarding compensation from insurers and report on a semi-annual basis to the Board of Directors the results of its review for a period of five years from the date of the Agreement. The Business Practices Committee also will file annual written reports with the Commissioner on compliance with the standards of conduct regarding compensation arrangements for five years beginning with the 2006 calendar year. These reports will include the amount of each form of compensation and/or Contingent Compensation received by the Company from each insurer with which it placed insurance during the preceding calendar year.

13.	The Company will maintain a record of all written complaints received from clients concerning compensation received from an insurer which shall be provided to (i) the Business Practices Committee prior to its semi-annual report and (ii) the Commissioner annually for a period of five years commencing from the date of the Agreement.

14.	The Agreement contains certain other requirements relating to the Company’s cooperation with the Attorney General and the Commissioner with regard to annual examinations and ongoing investigations of compensation practices in the insurance and insurance brokerage and agency industries.

The foregoing summary is qualified in its entirety by reference to the Agreement. This Agreement is attached as Exhibit 10.1 and incorporated by reference into this Item 1.01. In addition, while the material terms of the Agreement are intended to encompass the issues related to investigations conducted by state regulators in the other jurisdictions where the Company engages in insurance brokerage and insurance agency practices, such regulators may seek additional terms or remedies not contemplated in the Agreement.

In conjunction with executing the Agreement, the Company has entered into a Stipulation and Consent Order with the Commissioner to resolve all issues relating to the Commissioner’s investigation into the placement or attempted placement of professional liability insurance in Connecticut. Pursuant to the Stipulation and Consent Order, the Company will pay an administrative fine of $250,000 to the State of Connecticut Insurance Department and submit quarterly reports to the Commissioner detailing insurance activities of the Company’s Connecticut subsidiary.

Item 8.01. Other Events.

On August 31, 2005, the Company issued a news release announcing the execution of the Agreement. This news release is attached as Exhibit 99.1 and incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Agreement between the Attorney General of the State of Connecticut and the Insurance Commissioner of the State of Connecticut and Hilb Rogal & Hobbs Company and its subsidiaries and affiliates dated August 31, 2005

10.2	Stipulation and Consent Order between the Insurance Commissioner of the State of Connecticut and Hilb Rogal & Hobbs Company and Hilb Rogal & Hobbs of Connecticut, LLC dated August 31, 2005

99.1	Press release issued by the Company on August 31, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILB ROGAL & HOBBS COMPANY
(Registrant)

Date: August 31, 2005	By:	/s/ Walter L. Smith
Walter L. Smith
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement between the Attorney General of the State of Connecticut and the Insurance Commissioner of the State of Connecticut and Hilb Rogal & Hobbs Company and its subsidiaries and affiliates dated August 31, 2005

10.2	Stipulation and Consent Order between the Insurance Commissioner of the State of Connecticut and Hilb Rogal & Hobbs Company and Hilb Rogal & Hobbs of Connecticut, LLC dated August 31, 2005

99.1	Press release issued by the Company on August 31, 2005